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                                                                    EXHIBIT 99.1
                      [LOGO OF UNION BANK OF CALIFORNIA]

                                 LOAN AGREEMENT


     THIS LOAN AGREEMENT ("Agreement") is made and entered into as of February 10, 1999 by and between Corinthian Colleges, Inc., a Delaware corporation ("Borrower") and UNION BANK OF CALIFORNIA, N.A., a national banking association ("Bank").

     SECTION 1.  THE LOAN

               1.1.1 The Revolving Loan. Bank will loan to Borrower an amount not to exceed TEN MILLION DOLLARS ($10,000,000) outstanding in the aggregate at any one time (the "Revolving Loan"). Borrower may borrow, repay and reborrow all or part of the Revolving Loan in amounts of not less than Ten Thousand Dollars ($10,000) in accordance with the terms of the Revolving Note; provided, however, that for at least thirty (30) consecutive days during each twelve (12)-month period, the principal amount outstanding under the Revolving Loan must be zero
(0). All borrowings of the Revolving Loan must be made before February 5, 2000 at which time all unpaid principal and interest of the Revolving Loan shall be due and payable except as provided in Section 1.1.2 hereof. The Revolving Loan shall be evidenced by a promissory note (the "Revolving Note") on the form attached hereto. Bank shall enter each amount borrowed and repaid in Bank's records and such entries shall be deemed to be the amount of the Revolving Loan outstanding. Omission of Bank to make any such entries shall not discharge Borrower of its obligation to repay in full with interest all amounts borrowed.

                      1.1.1.1 The Standby L/C Sublimit. As a sublimit to the Revolving Loan, Bank shall issue, for the account of Borrower, one or more irrevocable, standby letters of credit (individually, an "L/C" and collectively, the "L/Cs"). All such standby L/Cs shall be drawn on such terms and conditions as are acceptable to Bank. The aggregate amount available to be drawn under all outstanding L/Cs and the aggregate amount of unpaid reimbursement obligations under drawn L/Cs shall not exceed TWO MILLION DOLLARS ($2,000,000) and shall reduce, dollar for dollar, the maximum amount available under the Revolving Loan. No standby L/C shall have an expiry date more than twelve (12) months from its date of issuance and each L/C shall be governed by the terms of (and Borrower agrees to execute) Bank's standard form for standby L/C applications and reimbursement agreements. No L/C shall expire after February 5, 2000.

               1.1.2 The Term Loan. Solely to repay a portion of the Revolving Loan of which advances were made for acquisition purposes, Bank will loan to Borrower the sum outstanding at the maturity of the Revolving Loan in one disbursement on or before February 5, 2000 (the "Term Loan"). In the event of a prepayment of principal and payment of any resulting fees, any prepaid amounts shall be applied to the scheduled principal payments in the reverse order of their maturity. The Term Loan shall be evidenced by a promissory note (the "Term Note") in the form attached hereto.

          1.2  Terminology.

               As used herein the word "Loan" shall mean, collectively, all the credit facilities described above.

               As used herein the word "Note" shall mean, collectively, all the promissory notes described above.

               As used herein, the words "Loan Documents" shall mean all documents executed in connection with this Agreement.

          1.3 Purpose of Loan. The proceeds of the Revolving Loan shall be used for general working capital purposes and acquisition advances subject to the criteria set forth in Subsection 2.3.

          1.4 Interest. The unpaid principal balance of the Revolving Loan shall bear interest at the rate or rates provided in the Revolving Note and selected by Borrower. The Revolving Loan may be prepaid in full or in part only in accordance with the terms of the Revolving Note and any such prepayment shall be subject to the prepayment fee provided for therein.

          1.5 Loan Commitment Fee. Borrower shall pay in advance a commitment fee of Thirty Seven Thousand Five Hundred Dollars ($37,500) on or before the date of execution of this Agreement. No portion of this fee shall be reimbursable.

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          1.6  Unused Commitment Fee.  On the last calendar day of the third month following the execution of this Agreement and on the last calendar day of each three-month period thereafter until February 5, 2000, or the earlier termination of the Loan, Borrower shall pay to Bank a fee of one-eighth percent (1/8%) per year on the average unused portion of the Loan for the preceding quarter computed on the basis of actual days elapsed of a year of 360 days.

          1.7 Balances. Borrower shall maintain its major depository accounts with Bank until the Note and all sums payable pursuant to this Agreement have been paid in full.

          1.8 Disbursement. Upon execution hereof, Bank shall disburse the proceeds of the Loan as provided in Bank's standard form Authorization executed by Borrower.

          1.9 Security. Prior to any disbursement of the Loan, Borrower shall have executed a security agreement, in the form attached hereto, and a financing statement, suitable for filing in the office of the Secretary of State of the State of California and any other state designated by Bank, granting to Bank a first priority security interest in such of Borrower's property as is described in said security agreement. Exceptions to Bank's first priority, if any, are permitted only as otherwise provided in this Agreement. At Bank's request, Borrower will also obtain executed landlord's and mortgagee's waivers on Bank's form covering all of Borrower's property located on leased or encumbered real property.

          1.10 Controlling Document. In the event of any inconsistency between the terms of this Agreement and any Note or any of the other Loan Documents, the terms of such Note or other Loan Documents will prevail over the terms of this Agreement.


     SECTION 2.  CONDITIONS PRECEDENT

          2.1 Conditions Precedent to All Advances. Bank shall not be obligated to disburse all or any portion of the proceeds of the Loan unless at or prior to the time for the making of such disbursement, the following conditions have been fulfilled to Bank's satisfaction:

               2.1.1 Borrower shall have performed and complied with all terms and conditions required by this Agreement to be performed or complied with by its prior to or at the date of the making of such advance and shall have executed and delivered to Bank the Note and other documents deemed necessary to Bank;

               2.1.2 Borrower shall have provided Bank with certified copies of resolutions duly adopted by the Board of Directors of Borrower authorizing this Agreement and the Loan Documents (which resolutions shall also designate the persons who are authorized to act on Borrower's behalf in connection with this Agreement and to do the things required of Borrower pursuant to this Agreement);

               2.1.3 Borrower shall have provided Bank with UCC-2 terminations statements executed by such secured creditors as may be required by bank, suitable for filing with the Secretary of State in each state designated by Bank; and

               2.1.4 At the time any advance is to made, there shall not exist any event, condition or act which constitutes an event of default under Section
6 hereof or any event, condition or act with notice, lapse of time or both would constitute such event of default, nor shall there be any such event, condition, or act immediately after the making of the advance were it to be made.

          2.2 Conditions Precedent to the Initial Advance. The obligation of Bank to make the initial advance under the Loan shall be subject to the conditions precedent set forth in Section 2.1 hereof and shall be subject to the further condition precedent that Borrower shall have successfully completed an initial public offering raising gross proceeds of not less than Forty Million Dollars ($40,000,000) and shall have applied the proceeds thereof, all as more particularly described in the Borrower's Form S-1 filed with the Securities and Exchange Commission on July 21, 1998, as amended (the "Registration Statement").

          2.3 Conditions Precedent to Certain Acquisition Advances. The obligation of Bank to make any Acquisition Advance which would cause the aggregate amount of all Acquisition Advances made by Bank to Borrower in any given fiscal year of Borrower to exceed Two Million Dollars ($2,000,000) shall be subject to the conditions precedent set forth in Sections 2.1 and 2.2 hereof and shall also be subject to the following further conditions precedent:

               2.3.1 Borrower shall have maintained an EBITDA margin (as described in Section 4.9 of the Agreement) of not less than seven percent (7%) of revenues for the six (6) calendar month period most recently ended.

               2.3.2 Borrower shall have delivered to Bank copies of (a) the target company's most recent reviewed or audited financial statements, and (b) the target company's most recent interim financial statements, and such financial statements shall reflect that the target company has maintained a positive EBITDA for the twelve (12) calendar month period most recently ended;

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               2.3.3  Borrower shall have delivered to Bank copies of pro forma financial statements which, on the basis of assumptions deemed reasonable by Bank, project that Borrower and the target company, on a combined basis after giving effect to the acquisition, will be in compliance with all affirmative (including, without limitation, financial) and negative covenants set forth in this Agreement;

               2.3.4 The target company shall be in compliance with all requirements imposed on it by the Federal Department of Education; and

               2.3.5 The total price to be paid by Borrower in connection with its acquisition of the target company shall not exceed eight (8) times the target company's EBITDA for the six (6) calendar month period most recently ended, unless Bank shall otherwise consent in writing.


     SECTION 3.  REPRESENTATIONS AND WARRANTIES

     Borrower represents and warrants that:

          3.1 Business Activity. The principal business of Borrower is the ownership and operation of post-secondary education and vocational schools.

          3.2 Affiliates and Subsidiaries. Borrower's affiliates and subsidiaries (those entities in which Borrower has either a controlling interest or at least a 25% ownership interest) and their addresses, are as provided on a schedule delivered to Bank on or before the date of this Agreement.

          3.3 Authority to Borrow. After application of the Borrower's IPO proceeds as described in the Registration Statement, the execution, delivery and performance of this Agreement, the Note and all other agreements and instruments required by Bank in connection with the Loan will not be in contravention of any of the terms of any indenture, agreement or undertaking to which Borrower is a party or by which it or any of its property is bound or affected.

          3.4 Financial Statements. The financial statements of Borrower, including both a balance sheet at December 31, 1998, together with supporting schedules, and an income statement for the six (6) months ended December 31, 1998, have heretofore been furnished to Bank, and are true and complete and fairly represent the financial condition of Borrower during the period covered thereby. Since December 31, 1998, there has been no material adverse change in the financial condition or operations of Borrower.

          3.5 Title. Except for assets which may have been disposed of in the ordinary course of business, Borrower has good and marketable title to, or has a valid license or leasehold interest in, all of the property reflected in its financial statements delivered to Bank and to all property acquired by Borrower since the date of said financial statements, free and clear of all liens, encumbrances, security interests and adverse claims except liens and encumbrances described in the Registration Statement, liens and encumbrances described in Borrower's most recent financial statement, liens and encumbrances described in a schedule delivered by Borrower to Bank at or prior to execution of this Agreement.

          3.6 Litigation. There is no litigation or proceeding pending or threatened against Borrower or any of its property which is reasonably likely to affect the financial condition, property or business of Borrower in a materially adverse manner or result in liability in excess of Borrower's insurance coverage or reserves reflected on its balance sheet.

          3.7 Default. Borrower is not now in default in the payment of any of its material obligations, and there exists no event, condition or act which constitutes an event of default under Section 6 hereof and no condition, event or act which with notice or lapse of time, or both, would constitute an event of default.

          3.8 Organization. Borrower is duly organized and existing under the laws of the state of its organization, and has the power and authority to carry on the business in which it is engaged and/or proposes to engage.

          3.9 Power. Borrower has the power and authority to enter into this Agreement and to execute and deliver the Note and all of the other Loan Documents.

          3.10 Authorization. This Agreement and all things required by this Agreement have been duly authorized by all requisite action of Borrower.

          3.11 Qualification. Borrower is duly qualified and in good standing in any jurisdiction where such qualification is required or except where the failure to be so qualified would not have a material adverse effect on the financial condition or results of operations of the Borrower.

          3.12 Compliance with Laws. Borrower is not in violation with respect to any applicable laws, rules, ordinances or regulations, except for any such violations as would not materially affect the operations or financial condition of Borrower.

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          3.13 ERISA.  Any defined benefit pension plans as defined in the
Employee Retirement Income Security Act of 1974, as amended ("ERISA"), of Borrower meet, as of the date hereof, the minimum funding standards of Section 302 of ERISA, and to the best of Borrower's knowledge after due inquiry, no Reportable Event or Prohibited Transaction as defined in ERISA has occurred with respect to any such plan.

          3.14 Regulation U. No action has been taken or is currently planned by Borrower, or any agent acting on its behalf, which would cause this Agreement or the Note to violate Regulation U or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Securities and Exchange Act of 1934, in each case as in effect now or as the same may hereafter be in effect. Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock as one of its important activities and none of the proceeds of the Loan will be used directly or indirectly for such purpose.

          3.15 Continuing Representations. These representations shall be considered to have been made again at and as of the date of each disbursement of the Loan and shall be true and correct as of such date or dates.

     SECTION 4.  AFFIRMATIVE COVENANTS

     Until the Note and all sums payable pursuant to this Agreement or any other of the Loan Documents have been paid in full, unless Bank waives compliance in writing, Borrower agrees that:

          4.1 Use of Proceeds. Borrower will use the proceeds of the Loan only as provided in subsection 1.3 above.

          4.2 Payment of Obligations. Borrower will pay and discharge promptly all taxes, assessments and other governmental charges and claims levied or imposed upon it or its property, or any part thereof, provided, however, that Borrower shall have the right in good faith to contest any such taxes, assessments, charges or claims and, pending the outcome of such contest, to delay or refuse payment thereof provided that adequately funded reserves are established by it to pay and discharge any such taxes, assessments, charges and claims.

          4.3 Maintenance of Existence. Borrower will maintain and preserve its existence and assets and all rights, franchises, licenses and other authority necessary for the conduct of its business and will maintain and preserve its property, equipment and facilities in good order, condition and repair. Bank may, at reasonable times, visit and inspect any of the properties of Borrower.

          4.4 Records. Borrower will keep and maintain full and accurate accounts and records of its operations according to generally accepted accounting principles and will permit Bank to have access thereto, to make examination and photocopies thereof, and to make audits during regular business hours. Costs for such audits shall be paid by Borrower.

          4.5  Information Furnished.  Borrower will furnish to Bank:

               (a) Within Forty-Five (45) days after the close of each fiscal quarter, except for the final quarter of each fiscal year, its unaudited 10Q report which includes but is not limited to the balance sheet as of the close of such fiscal quarter, its unaudited income and expense statement with supportive schedules and statement of retained earnings for that fiscal quarter, prepared in accordance with generally accepted accounting principles;

               (b) Within Ninety (90) days after the close of each fiscal year, a copy of its 10K report of its statement of financial condition including at least its balance sheet as of the close of such fiscal year, its income and expense statement and retained earnings statement for such fiscal year, examined and prepared on an audited basis by independent certified public accountants selected by Borrower and reasonably satisfactory to Bank, in accordance with generally accepted accounting principles applied on a basis consistent with that of the previous year;

               (c) Such other financial statements and information as Bank may reasonably request from time to time;

               (d) In connection with each financial statement provided hereunder, a statement executed by the chief financial officer of Borrower, certifying that no default has occurred and no event exists which with notice or the lapse of time, or both, would result in a default hereunder;

               (e) In connection with each fiscal year-end statement required hereunder, any management letter of Borrower's certified public accountants;

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               (f)  Prompt written notice to Bank of all events of default under any of the terms or provisions of this Agreement or of any other agreement, contract, document or instrument entered, or to be entered into with Bank; and of any litigation which, if decided adversely to Borrower, would have a material adverse effect on Borrower's financial condition; and of any other matter which has resulted in, or is likely to result in, a material adverse change in its financial condition or operations; and

               (g) Prior written notice to Bank of any changes in Borrower's officers and other senior management; Borrower's name; and location of Borrower's assets, principal place of business or chief executive office.

          4.6 Tangible Net Worth. Borrower will at all times maintain Tangible Net Worth of not less than Twelve Million Dollars ($12,000,000). "Tangible Net Worth" shall mean net worth increased by indebtedness of Borrower subordinated to Bank and decreased by patents, licenses, trademarks, trade names, goodwill and other similar intangible assets, organizational expenses, and monies due from affiliates (including officers, shareholders and directors).

          4.7 Debt to Tangible Net Worth. Borrower will at all times maintain a ratio of total liabilities to tangible net worth of not greater than 1.50:1.0. "Tangible Net Worth" shall mean net worth increased by indebtedness of Borrower subordinated to Bank and decreased by patents, licenses, trademarks, trade names, goodwill and other similar intangible assets, organizational expenses, and monies due from affiliates (including officers, shareholders and directors).

          4.8  EBITDA Margin.   Borrower will maintain its EBITDA at a minimum
of Seven Percent (7%) of total revenues for any given fiscal quarter.
Compliance of this subsection shall be measured as of the end of each fiscal quarter. "EBITDA" shall mean earnings before interest, taxes, depreciation, and amortization. "Debt Service" shall mean the sum of that portion of term obligations (including principal and interest) coming due during the twelve (12) months preceding the date of calculation plus non-financed capital expenditures during the twelve (12) months preceding the date of calculation. Compliance with this subsection shall be measured as of the end of Borrower's fiscal quarter, for the quarter then ended.

          4.9 EBITDA to Debt Service Ratio. Borrower will maintain a ratio of EBITDA, less dividends, to Debt Service of not less than 1.25:1.0. "EBITDA" shall mean earnings before interest, taxes, depreciation, and amortization. "Debt Service" shall mean the sum of that portion of term obligations (including principal and interest) coming due during the twelve (12) months preceding the date of calculation plus non-financed capital expenditures during the twelve
(12) months preceding the date of calculation. Compliance with this subsection shall be measured as of the end of Borrower's fiscal quarter, for the quarter then ended.

          4.10 Insurance. Borrower will keep all of its insurable property, real, personal or mixed, insured by companies and in amounts approved by Bank against fire and such other risks, and in such amounts, as is customarily obtained by companies conducting similar business with respect to like properties. Borrower will furnish to Bank statements of its insurance coverage, will promptly furnish other or additional insurance deemed necessary by and upon request of Bank to the extent that such insurance may be available and hereby assigns to Bank, as security for Borrower's obligations to Bank, the proceeds of any such insurance. Prior to any disbursement of the Loan, Bank will be named loss payee on all policies insuring collateral and such policies shall require at least ten (10) days' written notice to Bank before any policy may be altered or cancelled. Borrower will maintain adequate worker's compensation insurance and adequate insurance against liability for damage to persons or property.

          4.11 Additional Requirements. Borrower will promptly, upon demand by Bank, take such further action and execute all such additional documents and instruments in connection with this Agreement as Bank in its reasonable discretion deems necessary, and promptly supply Bank with such other information concerning its affairs as Bank may request from time to time.

          4.12 Litigation and Attorneys' Fees. Borrower will pay promptly to Bank upon demand, reasonable attorneys' fees (including but not limited to the reasonable estimate of the allocated costs and expenses of in-house legal counsel and legal staff) and all costs and other expenses paid or incurred by Bank in collecting, modifying or compromising the Loan or in enforcing or exercising its rights or remedies created by, connected with or provided for in this Agreement or any of the Loan Documents, whether or not an arbitration, judicial action or other proceeding is commenced. If such proceeding is commenced, only the prevailing party shall be entitled to attorneys' fees and court costs.

          4.13 Bank Expenses. Borrower will pay or reimburse Bank for all costs, expenses and fees incurred by Bank in preparing and documenting this Agreement and the Loan, and all amendments and modifications thereof, including but not limited to all filing and recording fees, costs of appraisals, insurance and attorneys' fees, including the reasonable estimate of the allocated costs and expenses of in-house legal counsel and legal staff.

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          4.14 Reports Under Pension Plans.  Borrower will furnish to Bank, as soon as possible and in any event within 15 days after Borrower knows or has reason to know that any event or condition with respect to any defined benefit pension plans of Borrower described in Section 3 above has occurred, a statement of an authorized officer of Borrower describing such event or condition and the action, if any, which Borrower proposes to take with respect thereto.


     SECTION 5.  NEGATIVE COVENANTS

     Until the Note and all other sums payable pursuant to this Agreement or any other of the Loan Documents have been paid in full, unless Bank waives compliance in writing, Borrower agrees that:

          5.1  Encumbrances and Liens.   Borrower will not create, assume or
suffer to exist any mortgage, pledge, security interest, encumbrance, or lien (other than for taxes not delinquent and for taxes and other items being contested in good faith) on property of any kind, whether real, personal or mixed, now owned or hereafter acquired, or upon the income or profits thereof, except to Bank and except for (a) any such mortgage, pledge, security interest, encumbrance or lien which is in existence and to which the Borrower's property is subject as of the date of this Agreement so long as the same is reflected on Borrower's most recent financial statement delivered to Bank, the Registration Statement or a schedule delivered by Borrower to Bank at or prior to execution of this Agreement; (b) minor encumbrances and easements on real property which do not affect its market value, and (c) future purchase money security interests encumbering only the real or personal property purchased; provided, however, that all such permitted personal property liens shall not exceed, in the aggregate, Six Hundred Fifty Thousand Dollars ($650,000) at any time and all such permitted real property liens shall not exceed, in the aggregate, Six Hundred Fifty Thousand Dollars ($650,000), at any time.

          5.2 Borrowings. Borrower will not sell, discount or otherwise transfer any account receivable or any note, draft or other evidence of indebtedness, except to Bank or except to a financial institution at face value for deposit or collection purposes only and without any fee other than fees normally charged by the financial institution for deposit or collection services, except that Borrower may sell, discount and otherwise transfer in the ordinary course of business notes and other obligation evidencing student loans made by Borrower or one or more of its affiliates. Except for purchase money indebtedness permitted pursuant to Section 5.1 above, Borrower will not borrow any money, become contingently liable to borrow money, nor enter any agreement to directly or indirectly obtain borrowed money, except pursuant to agreements made with Bank.

          5.3 Sale of Assets, Liquidation or Merger. Borrower will neither liquidate nor dissolve nor enter into any consolidation, merger, partnership or other combination, nor convey, nor sell, nor lease all or the greater part of its assets or business, nor purchase or lease all or the greater part of the assets or business of another; provided, however, Borrower may acquire, merge or consolidate with another corporation if Borrower is the surviving corporation and the acquisition, merger or consolidation would qualify to be financed with an Acquisition Advance as provided in Section 2 above (whether or not such acquisition, merger or consolidation is so financed).

          5.4 Loans, Advances and Guaranties. Borrower will not, except in the ordinary course of business as currently conducted and in connection with the making of student loans, make any loans or advances, become a guarantor or surety, pledge its credit or properties in any manner or extend credit.

          5.5 Investments. Borrower will not purchase the debt or equity of another person or entity except for savings accounts and certificates of deposit of Bank, direct U.S. Government obligations and commercial paper issued by corporations with the top ratings of Moody's or Standard & Poor's, provided all such permitted investments shall mature within one year of purchase.

          5.6 Payment of Dividends. Borrower will not declare or pay any dividends, other than a dividend payable in its own common stock, or authorize or make any other distribution with respect to any of its stock now or hereafter outstanding.

          5.7 Retirement of Stock. Borrower will not acquire or retire any share of its capital stock for value.

          5.8 Parent and Subsidiary Property. Borrower will not transfer any property to its parent or any affiliate of its parent, except for value received in the normal course of business as business would be conducted with an unrelated or unaffiliated entity. In no event shall management fees or fees for services be paid by Borrower to any such direct or indirect affiliate without Bank's prior written approval.

          5.9 Capital Expenditures. Borrower will not make capital expenditures in excess of Five Million Dollars ($5,000,000) in any fiscal year; and shall only make such expenditures as are necessary for Borrower (in Borrower's reasonable discretion) in the conduct of its ordinary course of business.

          5.10 Lease Obligations. After the date of this Agreement, Borrower will not incur any existing or new lease obligations as lessee which would result in aggregate lease payments for any fiscal year exceeding Twelve Million Five Hundred Thousand Dollars ($12,500,000). Each said lease shall be of equipment or real property needed by Borrower (in Borrower's reasonable discretion) in the ordinary course of its business.

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     SECTION 6.  EVENTS OF DEFAULT

     The occurrence of any of the following events ("Events of Default") shall terminate any obligation on the part of Bank to make or continue the Loan and automatically, unless otherwise provided under the Note, shall make all sums of interest and principal and any other amounts owing under the Loan immediately due and payable, without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, or any other notices or demands:

          6.1 Borrower shall fail to pay when due any principal payment, or shall fail to pay within three (3) days of the date when due any interest, reimbursement or other payment, required under the terms of the Note, this Agreement, or any other Loan Documents; or

          6.2  Any other default shall occur under the Note.


     SECTION 7.  MISCELLANEOUS PROVISIONS

          7.1 Additional Remedies. The rights, powers and remedies given to Bank hereunder shall be cumulative and not alternative and shall be in addition to all rights, powers and remedies given to Bank by law against Borrower or any other person, including but not limited to Bank's rights of setoff or banker's lien.

          7.2 Nonwaiver. Any forbearance or failure or delay by Bank in exercising any right, power or remedy hereunder shall not be deemed a waiver thereof and any single or partial exercise of any right, power or remedy shall not preclude the further exercise thereof. No waiver shall be effective unless it is in writing and signed by an officer of Bank.

          7.3 Inurement. The benefits of this Agreement shall inure to the successors and assigns of Bank and the permitted successors and assignees of Borrower, and any assignment by Borrower without Bank's consent shall be null and void.

          7.4 Applicable Law. This Agreement and all other agreements and instruments required by Bank in connection therewith shall be governed by and construed according to the laws of the State of California.

          7.5 Severability. Should any one or more provisions of this Agreement be determined to be illegal or unenforceable, all other provisions nevertheless shall be effective. In the event of any conflict between the provisions of this Agreement and the provisions of any note or reimbursement agreement evidencing any indebtedness hereunder, the provisions of such note or reimbursement agreement shall prevail.

          7.6 Integration Clause. Except for documents and instruments specifically referenced herein, this Agreement constitutes the entire agreement between Bank and Borrower regarding the Loan and all prior communications verbal or written between Borrower and Bank shall be of no further effect or evidentiary value.

          7.7 Construction. The section and subsection headings herein are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

          7.8 Amendments. This Agreement may be amended only in writing signed by all parties hereto.

          7.9 Counterparts. Borrower and Bank may execute one or more counterparts to this Agreement, each of which shall be deemed an original, but when together shall be one and the same instrument.


     SECTION 8.  SERVICE OF NOTICES

          8.1 Any notices or other communications provided for or allowed hereunder shall be effective only when given by one of the following methods and addressed to the respective party at its address given with the signatures at the end of this Agreement and shall be considered to have been validly given:
(a) upon delivery, if delivered personally; (b) upon receipt, if mailed, first class postage prepaid, with the United States Postal Service; (c) on the next business day, if sent by overnight courier service of recognized standing; and
(d) upon telephoned confirmation of receipt, if telecopied.

          8.2 The addresses to which notices or demands are to be given may be changed from time to time by notice delivered as provided above.

     THIS AGREEMENT is executed on behalf of the parties by duly authorized officers as of the date first above written.


UNION BANK OF CALIFORNIA, N.A.                                        CORINTHIAN COLLEGES, INC.

By:  /s/ Anita P. Saraiya                                             By:  /s/ Frank J. McCord
   -----------------------------------------------                       ----------------------------------------------------------
Title    V.P.                                                         Title    Exec. VP & CFO
     ---------------------------------------------                          -------------------------------------------------------

By: /s/ Stephen W. Dunne                                              By:
   -----------------------------------------------                       ----------------------------------------------------------
Title   V.P.                                                          Title
     ---------------------------------------------                         --------------------------------------------------------

Address: 500 S. Main Street Orange, Ca. 92868                         Address:
         -----------------------------------------                             -----------------------------------------------------

Attention: Anita P. Saraiya VP or Kim Ha VP                           Attention:
           ---------------------------------------                               ---------------------------------------------------

Telecopier: (714) 565-5770                                            Telecopier:
            --------------------------------------                                --------------------------------------------------

Telephone: (714) 565-5789/ (714) 565-5724                             Telephone:
           ---------------------------------------                               ---------------------------------------------------
